EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-37134 of Infonet Services Corporation on Form S-8 of our reports dated June 15, 2004, appearing in this Annual Report on Form 10-K of Infonet Services Corporation for the year ended March 31, 2004.

/s/ DELOITTE & TOUCHE, LLP
Los Angeles, California June 15, 2004